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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

 U S WEST CAPITAL FUNDING,           U S WEST, INC.
            INC.              (Exact Name of Registrant as
(Exact Name of Registrant as   Specified in its Charter)
 Specified in its Charter)

          COLORADO                      COLORADO
  (State of Incorporation       (State of Incorporation
      or Organization)              or Organization)

         84-1028672                    84-0926774
       (IRS Employer                 (IRS Employer
    Identification No.)           Identification No.)

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                             7800 EAST ORCHARD ROAD
                           ENGLEWOOD, COLORADO 80111
                       (Address and zip code of principal
                     executive offices of both registrants)

If this Form relates to the registration of a  If this Form relates to the registration of a
class of debt securities and is effective      class of debt securities and is to become
upon filing pursuant to General Instruction    effective simultaneously with the
A(c)(1) please check the following box.  /X/   effectiveness of a concurrent registration
                                               statement under the Securities Act of 1933
                                               pursuant to General Instruction A(c)(2)
                                               please check the following box.  / /

Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

       TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
----------------------------------            ------------------------------

$25,000,000 8.625% Medium-Term                   New York Stock Exchange
Notes Due 2001 of U S WEST Capital
Funding, Inc.

Guarantee of 8.625% Medium-Term                  New York Stock Exchange
Notes Due 2001 by U S WEST, Inc.

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

    None.

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ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

    For a full description of the $25,000,000 8.625% Medium-Term Notes Due 2001 (the "Notes") of U S WEST Capital Funding, Inc. ("Capital Funding") and the guarantee (the "Guarantee") of U S WEST, Inc. ("U S WEST") being registered hereby, reference is made to (i) the information contained under the caption "Description of Debt Securities and Guarantees" in the Prospectus (the "Prospectus"), dated June 28, 1990, which forms part of the Registration Statement on Form S-3 (33-19226 and -19226-01) filed by Capital Funding and U S WEST with the Securities and Exchange Commission on December 23, 1987 under the Securities Act of 1933, as amended (the "Registration Statement"), (ii) the information contained under the caption "Description of Notes" in the Prospectus Supplement relating to the Notes, dated June 28, 1990 (the "Prospectus Supplement"), to the Prospectus and (iii) the information contained in the Pricing Supplement No. 10 relating to the Notes, dated April 1, 1991 (the "Pricing Supplement"), to the Prospectus Supplement and Prospectus. The information contained in the Registration Statement, Prospectus, Prospectus Supplement and Pricing Supplement is incorporated herein by reference.

  ITEM 2.  EXHIBITS.
      4-A  Form of Indenture among U S WEST, U S WEST Capital Funding, Inc. and First National
            Bank of Santa Fe, as Trustee (incorporated herein by reference to Exhibit 4-A to the Registration Statement).

      4-B  Form of Note (incorporated herein by reference to Exhibit 4-B to the Registration
            Statement).

      4-C  Form of Guarantee (included in Exhibit 4-B).

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                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: September 22, 1995.

                                          U S WEST CAPITAL FUNDING, INC.
                                          By:        /s/ STEPHEN E. BRILZ

                                             -----------------------------------
                                                 Stephen E. Brilz, Secretary

                                          U S WEST, INC.

                                          By:        /s/ STEPHEN E. BRILZ

                                             -----------------------------------
                                                 Stephen E. Brilz, Assistant
                                                          Secretary

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